Exhibit 17(a)

UNIVERSAL CAPITAL INVESTMENT TRUST
UNIVERSAL CAPITAL GROWTH FUND

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

      This proxy is solicited on behalf of the Board of Trustees of Universal Capital Investment Trust (the "Trust") and relates to a proposal with respect to the Trust and to Universal Capital Growth Fund (the "Fund"), a series of the Trust. The undersigned hereby appoints Andrew J. Goodwin, III and Keith F. Pinsoneault, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Special Meeting of the Shareholders of the Fund to be held at 100 South Wacker Drive, Suite 2100, Chicago, Illinois 60606, on January 31, 2002, at 10:00 a.m., local time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders and of the accompanying Proxy Statement/ Prospectus and revokes any proxy heretofore given with respect to such meeting.

      The votes entitled to be cast by the undersigned will be cast as instructed below. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast "for" the proposal described in the Proxy Statement/Prospectus and in the discretion of the above-named proxies on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

DATE: , 2002

NOTE: Please sign exactly as your name appears on the records of the Fund and date. If joint owners, each holder should sign this proxy. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation or other entity or in another representative capacity, please give your full title.

Signature(s) (Title(s), if applicable)

The Board of Trustees recommends a vote for the following:

                                                                                                     Please indicate by filling in the appropriate boxes below.

1.    To approve the Agreement and Plan of Reorganization.                     FOR         AGAINST     ABSTAIN

                                                                                                                   ☐                 ☐                 ☐

In their discretion, the named proxies may vote to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

WE NEED YOUR VOTE BEFORE January 31, 2002

      Your vote is important. If you do not intend to personally attend the meeting, please complete and return this card promptly in the enclosed postage-paid envelope. Your prompt voting by proxy will help assure a quorum at the meeting. Voting by proxy will not prevent you from personally casting your votes at the meeting. You may revoke your proxy before it is exercised at the meeting by submitting to the Secretary of the Fund a written notice of revocation or a subsequently signed proxy card, or by attending the meeting and voting in person.

THANK YOU FOR YOUR TIME